Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 23, 2010, with respect to the financial statement included in the Annual Report of PNM Resources, Inc. Retirement Savings Plan on Form 11-K for the year ended December 31, 2010.  We hereby consent to the incorporation by reference of said report in the Registration Statement of PNM Resources, Inc. Retirement Savings Plan on Forms S-8 (File No. 333-129454, effective November 4, 2005, and File No. 333-168797, effective August 12, 2010).

/s/ GRANT THORNTON LLP

Phoenix, Arizona
May 19, 2011